UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2018

WASHINGTON REAL ESTATE

INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 4, 2018, Washington Real Estate Investment Trust (“Washington REIT”) entered into eight separate equity distribution agreements (each, individually, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. (each, individually, a “Sales Agent” and together, the “Sales Agents”), pursuant to which Washington REIT may sell, from time to time, up to an aggregate sales price of $250,000,000 of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), through the Sales Agents. The Equity Distribution Agreements replace Washington REIT’s existing equity distribution agreements with Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and RBC Capital Markets LLC, dated June 23, 2015, each of which is scheduled to expire by its terms on May 31, 2018.

The Common Shares sold in the offering will be issued pursuant to a prospectus dated April 4, 2018, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2018, in connection with one or more offerings of shares under Washington REIT’s shelf registration statement on Form S-3 (Registration No. 333-224135) filed with the SEC on April 4, 2018.

Sales of the Common Shares made pursuant to the Equity Distribution Agreements, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation directly on the New York Stock Exchange, or any other existing trading market for the Common Shares or through a market maker, or, if agreed by Washington REIT and the Sales Agents, by any other method permitted by law, including but not limited to in privately negotiated transactions. Washington REIT intends to use the net proceeds from these sales, if any, for general business purposes, including, without limitation, working capital, the acquisition, renovation, expansion, improvement, development or redevelopment of income-producing properties or the repayment of debt.

Washington REIT made certain customary representations, warranties and covenants concerning Washington REIT and the Common Shares in each Equity Distribution Agreement, and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. Copies of the Equity Distribution Agreements are filed as exhibits 1.1, 1.2, 1.3, 1.4, 1,5, 1.6, 1.7, and 1.8 to this Current Report on Form 8-K. The foregoing descriptions of the material terms of the Equity Distribution Agreements and the transactions contemplated by the Equity Distribution Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

From time to time, Washington REIT has had customary commercial and/or investment banking relationships with each Sales Agent and/or certain of their affiliates.

On May 4, 2018, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Equity Distribution Agreements. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and BNY Mellon Capital Markets, LLC

1.3	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and Capital One Securities, Inc.

1.4	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and Citigroup Global Markets Inc.

1.5	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and Goldman Sachs & Co. LLC

1.6	Equity Distribution Agreement, dated May 4, 2018. by and between Washington REIT and J.P. Morgan Securities LLC

1.7	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and KeyBanc Capital Markets Inc.

1.8	Equity Distribution Agreement, dated May 4, 2018, by and between Washington REIT and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

Date: May 4, 2018	By:	/s/ Taryn D. Fielder
Name: Taryn D. Fielder
Title: Senior Vice President, General Counsel and Corporate Secretary